UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 9, 2017 (March 6, 2017)

NAC Global Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-49655	87-0678927
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 West Loop South

Suite 1115

Houston, Texas 77027

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (281) 953-7490

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 6, 2017, NAC Global Technologies, Inc. (the “Company”) filed an amendment (the “Amendment”) to the Company’s Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock (the “Certificate of Designations”) for the designation of the Series A Convertible Preferred Stock of the Company, par value $0.001 per share (the “Series A Preferred Stock”) with the Secretary of State of the State of Nevada. The Amendment was approved by the Company’s Board of Directors and RDW Capital, LLC (“RDW”), holder of all currently outstanding shares of Series A Preferred Stock. The purpose of the Amendment was to increase the authorized shares of Series A Preferred Stock to 1,688,889 shares. The Amendment is attached to this Current Report as Exhibit 3.1. All descriptions of the Amendment herein are qualified in their entirety to the text of Exhibit 3.1 hereto, which is incorporated herein by reference.

The Amendment was filed in connection with a modification to the Company’s previously announced financing with RDW. Pursuant to such modification, RDW agreed to provide an additional $20,000 to the Company in consideration of additional shares of Series A Stock and certain payment order as additional collateral of the Company.

Item 9.01. Financial Statements and Exhibits.

3.1	Certificate of Amendment to Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock, dated March 6, 2017.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2017	NAC Global Technologies, Inc.

	By:	/s/ Vincent Genovese
	Name:	Vincent Genovese
	Title:	Chief Executive Officer

3